As filed with the Securities and Exchange Commission on September 25, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Jiayuan.com International Ltd.

(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Room 1005, Changxin Building
No. 39 Anding Road
Chaoyang District, Beijing
The People’s Republic of China
(8610) 6442-8783

(Address, Including Zip Code, and Telephone Number, Including Area Code,

of Registrant’s Principal Executive Offices)

Jiayuan.com International Ltd. 2007 Share Incentive Plan

(Full Title of the Plan)

Law Debenture Corporate Services Inc.
400 Madison Avenue, 4th Floor
New York, New York 10017
(212) 750-6474

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

David S. Wang, Esq.
Steven D. Winegar, Esq.
Paul Hastings LLP
35th Floor, Park Place
1601 Nanjing West Road
Shanghai 200040 China
(8621) 6103-2900

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒ (Do not check if a smaller	Smaller reporting company ☐
reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered(1)	Amount to be registered(2)		Proposed maximum offering price per share		Proposed maximum aggregate offering price	Amount of registration fee
Ordinary shares, par value $0.001 per share	641,313	(3)	$3.23	(3)	$2,071,440.99	$237.39
Ordinary shares, par value $0.001 per share	1,758,687	(4)	$3.64	(4)	$6,401,620.68	$733.63
Total	2,400,000		—		$8,473,061.67	$971.02

(1)                                  The ordinary shares, par value $0.001 per share, may be represented by the Registrant’s American depositary shares, or ADSs. Every two ADSs represent three ordinary shares. The Registrant’s ADSs issuable upon deposit of the ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 (File No. 333-173756), as amended.

(2)                                  Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (“Securities Act”), this Registration Statement includes an additional indeterminate number of additional shares which may be offered and issued to prevent dilution from stock splits, stock dividends or similar transactions as provided in the above-referenced plan.

(3)                                  Represents ordinary shares issuable upon exercise of outstanding options granted under the 2007 Share Incentive Plan.  Pursuant to Rule 457(h)(1), the proposed maximum offering price per share for such shares is the weighted average exercise price per share.

(4)                                  Represents ordinary shares available for future grants under the 2007 Share Incentive Plan. Pursuant to Rule 457(c) and 457(h)(1), the proposed maximum offering price per share for such shares are based on the average of the high and low prices for the Registrant’s ADSs as quoted on the NASDAQ Global Select Market on September 24, 2012.

EXPLANATORY NOTE

This Registration Statement is filed by the Registrant to register additional securities issuable pursuant to the Plan and consists of only those items required by General Instruction E to Form S-8.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.    Plan Information*

Item 2.    Registrant Information and Employee Plan Annual Information*

*  Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8. The documents containing information specified in this Part I will be separately provided to the participants covered by the 2007 Share Incentive Plan, as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference

The following documents previously filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are incorporated by reference herein:

(a)           The Registrant’s Registration Statement on Form S-8 (File No. 333-177877) filed with the Commission on November 10, 2011;

(b)           The Registrant’s Annual Report on Form 20-F (File No. 001-35157) filed with the Commission on April 20, 2012;

(c)           The Registrant’s Report of Foreign Private Issuer on Form 6-K (File No. 001-35157) furnished on May 25, 2012 and August 20, 2012; and

(d)           The description of the Registrant’s ordinary shares incorporated by reference in the Registrant’s registration statement on Form 8-A (File No. 001-35157) filed with the Commission on April 27, 2011, including any amendment and report subsequently filed for the purpose of updating that description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.  Any statement contained herein or in a document incorporated or deemed to be incorporated by reference in this registration statement will be deemed to be modified or superseded to the extent that a statement contained in this registration statement or in any other later filed document that also is or is deemed to be incorporated by reference modifies or supersedes such statement.  Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this registration statement.

Item 5.    Interests of Named Experts and Counsel

Not applicable.

Item 8.    Exhibits

See the Index to Exhibits attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, China, on September 25, 2012.

Jiayuan.com International Ltd.

By:	/s/ Haiyan Gong
Name:	Haiyan Gong
Title:	Director and Co-Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below constitutes and appoints, severally and not jointly, each of Haiyan Gong and Shang-Hsiu Koo, with full power to act alone, as his or her true and lawful attorney-in-fact, with the power of substitution, for and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto each said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on September 25, 2012.

Signature	Capacity

/s/ HAIYAN GONG	Director and Co-Chief Executive Officer (co-principal executive officer)
Haiyan Gong

/s/ LINGUANG WU	Co-Chief Executive Officer (co-principal executive officer)
Linguang Wu

/s/ YONGQIANG QIAN	Director and Chairman
Yongqiang Qian

/s/ JP GAN	Director
JP Gan

/s/ JIANZHANG LIANG	Director
Jianzhang Liang

/s/ XIAOCHUAN WANG	Director
Xiaochuan Wang

/s/ PAUL KEUNG	Director
Paul Keung

/s/ SHANG-HSIU KOO	Chief Financial Officer (principal financial and accounting officer)
Shang-Hsiu Koo

Authorized representative in the U.S.

Law Debenture Corporate Services, Inc.

LAW DEBENTURE CORPORATE SERVICES, INC.

By:	/s/ KATE LEDYARD
Name: Kate Ledyard
Title: Manager

EXHIBIT INDEX

Exhibit No.	Description

4.1*	2007 Share Incentive Plan dated April 16, 2007 (Amended and Restated on June 15, 2012)

5.1*	Opinion of Maples and Calder, Cayman Islands counsel to the Registrant, regarding the legality of the ordinary shares being registered.

23.1*	Consent of PricewaterhouseCoopers Zhong Tian CPAs Limited Company.

23.2*	Consent of Maples and Calder (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page hereto).

*	Filed herewith